April 22, 2010

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE:	Principal Life Insurance Company
Variable Life Separate Account
Principal Variable Universal Life Income
Registration Statement on Form N-6
File No. 333-115269

I am Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to
Rule 485(b).

Sincerely,

/s/ Charles M. Schneider
Charles M. Schneider
Counsel
515-246-5688
schneider.charles@principal.com